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                                  EXHIBIT 10.6

                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT (this "Amendment"), dated as of October 30, 2003, amends and modifies a certain Credit Agreement, dated as of September 21, 2001 (as amended, the "Credit Agreement"), by and between Aero Systems Engineering, Inc. (the "Borrower") and National City Bank of Minneapolis, now known as M&I Marshall & Ilsley Bank (the "Bank"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

         FOR VALUE RECEIVED, the Borrower and the Bank agree that the Credit Agreement is amended as follows.

                 ARTICLE I - AMENDMENTS TO THE CREDIT AGREEMENT

         1.1 Section 5.1(a)(i) is amended by replacing the words "annual audit report" with "consolidated annual audit report" wherever they appear.

         1.2 Section 5.2(b) is amended by adding the following: "; except for the purchase of Automation, Manufacturing & Robotic Technologies, LLC (AMR
Tec), pursuant to a Membership Interest Purchase Agreement dated October 31, 2003."

         1.3 Exhibit C to the Credit Agreement is replaced by Exhibit C attached hereto.

         1.3 Section 7.3 is amended by replacing "John R. Dan" with "Dean Davidson."

         1.4 Construction; Effectiveness. All references in the Credit Agreement to "this Agreement," "herein" and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Amendment and to make and maintain the loans described in the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Bank that:

         2.1 It is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         2.2 As of the date hereof, the Borrower has no defenses or rights of set-off against the enforcement by the Bank of the Borrower's obligations under the Credit Agreement as amended hereby, and no events have occurred which, with the giving of notice or passage of time, or both, would entitle the Borrower to any such defenses or rights of set-off.

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                       ARTICLE III - CONDITIONS PRECEDENT

         This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

         3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article IV of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

         3.2 Defaults. After giving effect to this Amendment, no Event of Default, or event which would become an Event of Default with the passage of time or giving of notice or both, shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

         3.3 Documents and Legal Fees. This Amendment shall have been duly executed and delivered to the Bank and the Borrower shall have reimbursed the Bank for legal fees incurred in connection with the preparation of this Amendment.

                              ARTICLE IV - GENERAL

         4.1 Expenses. The Borrower agrees to reimburse the Bank upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by the Bank in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

         4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

         4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         4.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

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         4.5      Waiver. Notwithstanding any provision of this Amendment to the contrary, no provision of this Amendment is intended, or shall be construed, to be a waiver by the Bank of any rights or remedies that the Bank may have due to the occurrence of any default under the Credit Agreement as amended hereby, that may have occurred heretofore or which may occur hereafter.

         4.6 Successors; Enforceability. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

                                          BORROWER:

                                          AERO SYSTEMS ENGINEERING, INC.

                                          By: /s/ Charles Loux
                                              --------------------------------
                                          Title: President & CEO

                                          BANK:

                                          M&I MARSHALL & ILSLEY BANK

                                          By: /s/ Dean Davidson
                                              --------------------------------
                                          Title: Vice President

                                          And by: /s/ Chad Kortgard
                                                  ---------------------------
                                          Title: Assistant Vice President

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                                    EXHIBIT C

                                  SUBSIDIARIES

1. Automation, Manufacturing & Robotic Technologies, LLC, a Minnesota limited liability company, owned as follows:

Aero Systems Engineering, Inc.                      51%
Richard A. Hoel                                      3%
Laurence E. Gamst                                    3%
Edward J. Drenttel                                   3%
Raymond Carriere                                    40%

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